UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934
(Amendment No.          )

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under § 240.14a-12

Nathan’s Famous, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials

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Fee computed on table required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NATHAN’S FAMOUS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 13, 2022
To our Stockholders:
The Annual Meeting of Stockholders, which we refer to as the “annual meeting” or the “meeting”, of NATHAN’S FAMOUS, INC., which we refer to as “we”, “us”, “our”, the “Company” and “Nathan’s” will be held on Tuesday, September 13, 2022, at our offices located at One Jericho Plaza, Second Floor — Wing A, Jericho, New York 11753, at 10:00 a.m. At the annual meeting, you will be asked to consider and vote on:
(1)
the election of nine directors to the Board of Directors; and

(2)
ratification of the appointment of Marcum LLP as the independent registered public accounting firm of the Company for fiscal 2023.

Action will also be taken on any other matters that properly come before the annual meeting. If you are a stockholder of record at the close of business on July 19, 2022, you are entitled to vote at the annual meeting or at any adjournment or postponement of the annual meeting. This notice and proxy statement are first being mailed to stockholders on or about July 22, 2022.
We intend to hold the annual meeting in person. However, we are actively monitoring COVID-19 as part of our effort to maintain a healthy and safe environment at the annual meeting. In the event it is not possible or advisable to hold the annual meeting in person, we will announce alternative arrangements for the annual meeting as promptly as practicable, which may include holding the annual meeting solely by means of remote communication. If we take this step, details on how to participate will be issued by press release, posted on our website, and filed with the Securities and Exchange Commission as additional proxy material. In any event, we strongly encourage you to vote by proxy as described in the Proxy Statement so that your vote can be counted. We also encourage you to review guidance from public health authorities if you plan to attend the annual meeting in person.
Please sign, date and return the enclosed proxy card as soon as possible so your shares may be voted as you direct.
By Order of the Board of Directors,
Robert Steinberg
Secretary
Jericho, New York
July 22, 2022

i

ii

NATHAN’S FAMOUS, INC.
One Jericho Plaza
Jericho, New York 11753
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, September 13, 2022
The Annual Meeting of Stockholders (the “annual meeting” or the “meeting”) of Nathan’s Famous, Inc. (“we”, “us”, “our”, the “Company” or “Nathan’s”), will be held on Tuesday, September 13, 2022, at our headquarters at One Jericho Plaza, Second Floor - Wing A, Jericho, New York 11753, at 10:00 a.m.
Our Board of Directors (the “Board of Directors” or the “Board”) is soliciting your proxy to vote your shares of common stock at the annual meeting or any adjournments of the annual meeting. This proxy statement, which was prepared by our management for the Board of Directors, contains information about the matters to be considered at the annual meeting or any adjournments or postponements of the annual meeting. All proxies will be voted in accordance with the instructions they contain. If you do not specify your voting instructions on the proxy you submit for the annual meeting, it will be voted in accordance with the recommendation of the Board of Directors. You may revoke your proxy at any time before it is exercised at the annual meeting by giving our Secretary written notice to that effect. This proxy statement and our annual report is first being sent to stockholders on or about July 22, 2022.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on September 13, 2022. This proxy statement, the proxy card and annual report are available at http://phx.corporate-ir.net/phoenix.zhtml?c=113414&p=proxy.

ABOUT THE MEETING
What is being considered at the annual meeting?
You will be voting for:
•
the election of nine directors for a term of one year or until their successors are elected and qualified; and

•
the ratification of the appointment of Marcum LLP as the independent registered public accounting firm of the Company for fiscal 2023.

In addition, our management will report on our performance during fiscal 2022 and respond to your questions.
The Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this proxy statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.
How many votes must be present to hold the meeting?
Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares as of July 19, 2022, the record date, must be present at the meeting, in person or by proxy. This is referred to as a quorum. On July 19, 2022, we had 4,083,595 shares issued and outstanding, excluding treasury shares.
Who can vote at the meeting?
You may vote if you owned stock as of the close of business on July 19, 2022. Each share of stock is entitled to one vote.
Who is being nominated for director?
The only director candidates nominated for election at the annual meeting are Robert J. Eide, Eric Gatoff, Brian S. Genson, Barry Leistner, Andrew M. Levine, Howard M. Lorber, Wayne Norbitz, A. F. Petrocelli and Charles Raich, all of whom currently serve on the Board of Directors.
What should I do if I receive more than one proxy card or other set of proxy materials from the Company?
If you hold your shares in multiple accounts or registrations, or in both registered and street name, you will receive a proxy card for each account. Please sign, date and return all proxy cards you receive from the Company. Only your latest dated proxy for each account will be voted. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, 800-937-5449.
How do I vote?
If you are a record holder of shares of common stock, you can vote in four ways:
1.
Over the Internet:   Refer to the enclosed proxy card or voting instruction form for instructions on voting your shares over the Internet, which will include the website and the control number to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

2.
By Telephone:   Refer to the enclosed proxy card or voting instruction form for instructions on voting your shares by telephone, which will include a toll-free number for the United States, Canada and Puerto Rico and the control number to access your account. Simply follow the recorded instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.
3.
By Mail:   If you received your proxy materials by mail, complete and sign your proxy card or voting instruction form and mail it in the enclosed postage prepaid envelope we provided so that it is received by September 12, 2022, the day before the annual meeting, to be sure it is received in time to count.

4.
In Person at the Meeting:   If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the annual meeting.

We intend to hold the annual meeting in person. However, we are actively monitoring COVID-19 as part of our effort to maintain a healthy and safe environment at the annual meeting. In the event it is not possible or advisable to hold the annual meeting in person, we will announce alternative arrangements for the annual meeting as promptly as practicable, which may include holding the annual meeting solely by means of remote communication. If we take this step, details on how to participate will be issued by press release, posted on our website, and filed with the Securities and Exchange Commission as additional proxy material. In any event, we strongly encourage you to vote by proxy as described in the Proxy Statement so that your vote can be counted. We also encourage you to review guidance from public health authorities if you plan to attend the annual meeting in person.
Can I vote if my shares are held in “street name”?
If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokers also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your brokerage firm on your vote instruction form.
Will my shares be voted if I do not provide my proxy?
Under applicable rules, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but it will not be allowed to vote your shares with respect to certain “non-discretionary” items. The ratification of Marcum LLP (“Marcum”) as the independent registered public accounting firm of the Company for fiscal 2023 (Proposal 2) is considered to be a discretionary item under applicable rules and your brokerage firm will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name. The remaining items of business at the annual meeting are “non-discretionary” and if you do not instruct your broker how to vote with respect to such proposals, your broker may not vote with respect to such proposals and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. Please see “What vote is required to approve each of the matters to be considered at the meeting?” for information regarding the vote required to approve the matters being considered at the annual meeting and the treatment of broker non-votes.
If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.
If your shares are held in street name, you must bring an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the record date (July 19, 2022) in order to be admitted to the meeting on September 13, 2022. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy card from the holder of record.
Can I change my mind after I vote?
Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting, or (2) voting again at the meeting.

What if I return my proxy card but do not include voting instructions?
Proxy cards that are signed and returned but do not include voting instructions will be voted (1) “FOR” the election of the nominee directors recommended by the Board of Directors, and (2) “FOR” the ratification of the appointment of Marcum LLP as the independent registered public accounting firm of the Company for fiscal 2023.
What vote is required to approve each of the matters to be considered at the meeting?
Proposal 1: Election of Directors.   Directors of the Company are elected by a plurality of the votes cast in contested and uncontested elections. The election at the annual meeting will be uncontested. “Plurality” means that the nine individuals who receive the highest number of “FOR” votes will be elected as directors. You may vote either “FOR” or “WITHHOLD” your vote from any one or more of the nominees. Proxy cards specifying that votes should be withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to the election of directors. Any shares not voted by a customer will be treated as broker non-votes, and broker non-votes will have no effect on the results of the election of directors.
Proposal 2: Ratification of the Appointment of Marcum LLP as the Independent Registered Public Accounting Firm of the Company for Fiscal 2023.   To be approved, this proposal to ratify the appointment of Marcum LLP as the independent registered public accounting firm of the Company for fiscal 2023 must receive an affirmative vote from stockholders present in person or represented by proxy at the annual meeting representing a majority of the votes cast on the proposal. Abstentions will have the same effect as a vote “AGAINST” this proposal. For this proposal, brokerage firms have authority to vote shares of their customers that are held in “street name.” If a broker does not exercise this authority, it will result in a broker non-vote. Broker non-votes will have no effect on the outcome of Proposal 2.
How will votes be counted?
Each share of common stock will be counted as one vote according to the instructions contained on a proper proxy card, whether submitted in person, by mail, on a ballot voted in person at the meeting or in accordance with the instructions provided by your broker. With respect to all proposals, shares will not be voted in favor of the matter, and will not be counted as voting on the matter, if they are broker non-votes. Assuming the presence of a quorum, abstentions and broker non-votes for a particular proposal will not be counted as votes cast to determine the outcome of a particular proposal.
Who will count the votes?
Representatives of American Stock Transfer & Trust Company, the transfer agent for our common stock, par value $.01 per share, will tabulate the votes.
Will my vote be kept confidential?
Yes, your vote will be kept confidential and we will not disclose your vote, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or (2) there is a contested election for the Board of Directors. The inspector of elections will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request disclosure on your proxy card.
How does the Board of Directors recommend that I vote on the proposals?
The Board of Directors recommends that you vote on the proxy card:
“FOR” the election of each of the nine nominees, Robert J. Eide, Eric Gatoff, Brian S. Genson, Barry Leistner, Andrew M. Levine, Howard M. Lorber, Wayne Norbitz, A. F. Petrocelli and Charles Raich, proposed by the Board of Directors to serve as directors, each for a term of one year (Proposal 1); and

“FOR” the ratification of the appointment of Marcum LLP as the independent registered public accounting firm of the Company for fiscal 2023 (Proposal 2).
Where can I find the voting results?
We will report the voting results in a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days after the end of our annual meeting.
How and when may I submit a stockholder proposal, including a stockholder nomination for director, for the 2023 Annual Meeting?
If you are interested in submitting a proposal for inclusion in our proxy statement for the 2023 Annual Meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, or the Exchange Act. To be eligible for inclusion, we must receive your stockholder proposal for our proxy statement for the 2023 Annual Meeting of Stockholders at our principal corporate offices in Jericho, New York no later than March 25, 2023.
In addition, our bylaws, as amended, require that we be given advance written notice for nominations for election to our Board of Directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement under Rule 14a-8.
Any stockholder who wants to nominate a candidate for election to the Board must deliver timely notice to our Secretary at our principal executive offices. Pursuant to our bylaws, as amended, in order to be timely, the notice must be delivered:
•
in the case of an annual meeting, not later than 60 days and not earlier than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, although if we did not hold an annual meeting or the annual meeting is called for a date that is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting, the notice must be received no earlier than 90 days prior to the meeting and not later than the close of business on the later of (i) the 60th day prior to the meeting or (ii) the 10th day following the day on which we publicly announce the date of the meeting; and

•
in the case of a special meeting of stockholders called for the purpose of electing directors, the notice must be received no earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

The stockholder’s notice to the Secretary must set forth (1) as to each person whom the stockholder proposes to nominate for election as a director (a) his or her name, age, business address and residence address, (b) his or her principal occupation and employment, (c) the number of shares of common stock of Nathan’s which are owned beneficially or of record by him or her and (d) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (2) as to the stockholder giving the notice (a) his or her name and record address and (b) the number of shares of our common stock which are owned beneficially or of record by him or her. The notice delivered by a stockholder must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The stockholder must be a stockholder of record on the date on which he or she gives the notice described above and on the record date for the determination of stockholders entitled to vote at the meeting.
Pursuant to our bylaws, as amended, if notice of any stockholder proposal is received before June 16, 2023, or after July 16, 2023, then the notice will be considered untimely and we are not required to present such proposal at the 2023 Annual Meeting. Additionally, if the Board of Directors chooses to present a proposal submitted after July 16, 2023, at the 2023 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2023 Annual Meeting may exercise discretionary voting power with respect to such proposal.

These requirements are separate from and in addition to the requirements of the SEC that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.
Any proposals, nominations or notices should be sent to:
Nathan’s Famous, Inc.
One Jericho Plaza
Second Floor — Wing A
Jericho, New York 11753
Attention: Corporate Secretary
What are the costs of soliciting these proxies and who will pay?
We will bear the costs of mailing the proxy statement and solicitation of proxies, which we estimate to be approximately $30,000. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies by telephone, email and personal communication. No additional remuneration will be paid to any director, officer or employee of the Company for such solicitation. We will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of shares of our common stock that they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of our proxy materials. To the extent necessary in order to assure sufficient representation, our officers and regular employees may request the return of proxies personally, by telephone or email. The extent to which this will be necessary depends entirely upon how promptly proxies are received, and stockholders are urged to send in their proxies without delay.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household unless we have received contrary instructions from one or more stockholders. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number: Nathan’s Famous, Inc., One Jericho Plaza, Jericho, New York 11753, telephone: (516) 338-8500. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

PROPOSAL 1 — ELECTION OF DIRECTORS
Our certificate of incorporation, as amended, presently provides for a Board of Directors consisting of not less than three nor more than twenty-seven directors. Directors are elected to a one-year term at each annual meeting of stockholders. Our Board of Directors now consists of nine directors, as set forth below, each of whom has consented to be nominated and to serve if elected.
Name	Age	Principal Occupation	Director Since
Robert J. Eide(1)(2)(3)	69	Chairman and Chief Executive Officer — Aegis Capital Corp.	1987
Eric Gatoff	53	Chief Executive Officer — Nathan’s Famous, Inc.	2005
Brian S. Genson(1)(2)(3)	73	President — F1Collectors.com	1999
Barry Leistner(1)(2)	71	President and Chief Executive Officer — Koenig Iron Works, Inc.	1989
Andrew M. Levine	67	Director of Real Estate, Fingerboard Family Office	2020
Howard M. Lorber	73	President and Chief Executive Officer — Vector Group Ltd., Executive Chairman of the Board — Nathan’s Famous, Inc.	1987
Wayne Norbitz	74	Former President, Chief Operating Officer — Nathan’s Famous, Inc.	1989
A. F. Petrocelli(3)	78	Former (Retired) Chief Executive Officer and Chairman of the Board — United Capital Corp.	1993
Charles Raich(3)	79	Founding Partner (Retired) — Raich Ende Malter & Co., LLP	2004

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating Committee.

Unless you indicate otherwise, shares represented by executed proxies will be voted “FOR” the election as directors of the persons listed above. As of the date of this proxy statement, the Company has no reason to believe that any nominee will be unable to serve or for good cause will not serve as a director. However, if for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Nominating Committee may recommend, and the Board may propose, a substitute nominee(s) at the annual meeting and the proxies identified in the proxy card will vote to approve the election of the substitute nominee(s). If substitute nominees are proposed, we will, in full compliance with all applicable state and federal laws and regulations, file an amended proxy statement and proxy card that, as applicable, (1) identifies the substitute nominee(s), (2) discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected and (3) includes the disclosure required by Item 7 of Schedule 14A with respect to such nominees.
Director Qualifications
Our Board of Directors, acting through our Nominating Committee, is responsible for nominating a slate of director nominees that collectively have the complementary experience, qualifications, and skills and attributes to guide the Company and function effectively as a board. We believe that each of our nominees has the necessary professional experience to provide effective oversight of the Company’s business. We also believe each of our nominees has other attributes necessary to create an effective board, such as high personal and professional ethics, business and professional experience, integrity and values; practical wisdom and judgment; and a commitment to representing the long-term interests of all our stockholders. In addition to these attributes, in each individual’s biography set forth below, we have highlighted specific experience, qualifications, and skills that we believe qualify each individual to serve as a director of Nathan’s.
All directors standing for election at the annual meeting have previously been elected by Nathan’s stockholders.

Director Biographies
The following is a brief account of our directors’ business experience:
Robert J. Eide has been the Chairman and Chief Executive Officer of Aegis Capital Corp., a registered broker-dealer, since 1984. Mr. Eide served as a director of Vector Group Ltd. and VGR Holding, Inc., from November 1993 until November 2011. Mr. Eide also served as a director of Ladenburg Thalmann Financial Services, Inc., an investment banking and brokerage firm from 2001 until September 2011. On March 28, 2018, Mr. Eide, agreed to enter into an Order Instituting Administrative and Cease-And-Desist Proceedings, with the SEC whereby Mr. Eide, without admitting or denying the findings, consented to the entry of an order finding that he was a cause, solely in his capacity as CEO, of Aegis Capital Corp.’s violations of Sections 17(a) and Rule 17a-8 under the Securities Exchange Act of 1934. The Board determined that Mr. Eide should continue to serve as a director due to his financial literacy and expertise, managerial experience, and the knowledge and experience he has attained through his service as a director of the Company and other publicly-traded corporations.
Eric Gatoff has been our Chief Executive Officer since January 2007. Prior to becoming our Chief Executive Officer, he was Vice President and Corporate Counsel from October 2003. Prior to joining us, Mr. Gatoff was a partner at Grubman, Indursky & Schindler, P.C., a law firm specializing in intellectual property, media and entertainment law. Mr. Gatoff is a member of the New York State Bar Association and holds a B.B.A. in Finance from George Washington University and a J.D. from Fordham University School of Law. The Board determined that Mr. Gatoff should continue to serve as a director due to the knowledge and managerial experience he has attained as serving as our general counsel from 2003 and as our Chief Executive Officer since 2007, as well as his service as a director of the Company.
Brian S. Genson has been President of F1Collectors.com, a company engaged in the motor sport business, since 2006. Mr. Genson has also been president of Pole Position Investments, a company engaged in the motor sport business, since 1989. Mr. Genson serves as a managing director of F1Collectors.com and F1 Action located in Buntingford, England, which is engaged in investing in the motor sport industry. Mr. Genson has been a director of Ladenburg Thalmann Financial Services, Inc., an investment banking and brokerage firm, since 2004. Mr. Genson was also responsible for introducing Ben and Jerry’s Ice Cream Company to the Japanese market. Mr. Genson previously served as a director of Nathan’s from 1987 to 1989. The Board determined that Mr. Genson should continue to serve as a director due to his managerial experience and the knowledge and experience he has attained through his service as a director of the Company and other publicly-traded corporations.
Barry Leistner has been President and Chief Executive Officer of Koenig Iron Works, Inc., a company engaged in the fabrication and erection of structural steel, since 1979. Mr. Leistner is also engaged in general construction and real estate development in New York. The Board determined that Mr. Leistner should continue to serve as a director due to his managerial experience, his experience in real estate development and construction, which is relevant to the Company’s restaurant operations, and the knowledge and experience he has attained through his service as a director of the Company.
Andrew M. Levine has served as the Director of Real Estate of Fingerboard Family Office since January 2020. Mr. Levine also served as Vice President, Deputy General Counsel at Advance Publications, Inc. from January 2018 to January 2020. Mr. Levine also was a partner at Sabin, Bermant & Gould LLP from 1991 until 2017. The Board determined that Mr. Levine should continue to serve as a director due to his broad experience in real estate matters which is relevant to the Company’s restaurant operations.
Howard M. Lorber has been our Executive Chairman of the Board since January 2007 and a director since 1987. Mr. Lorber previously served as our Chairman of the Board from 1990 through December 2006 and as our Chief Executive Officer from 1993 until December 2006. Mr. Lorber has been President and Chief Executive Officer of Vector Group Ltd., a holding company, since January 2006, a director since January 2001 and was President and Chief Operating Officer from January 2001 to December 2005. Mr. Lorber served as Vice Chairman of the board of directors of Ladenburg Thalmann Financial Services, Inc., an investment banking and brokerage firm, from July 2006 to December 2019 and formerly as Chairman from May 2001 to July 2006; a director of Clipper Realty Inc., a real estate company, since July 2015; formerly as a director of Morgans Hotel Group Co., a hotel company, from March 2015 until

November 2016 and Chairman of such entity from May 2015 to November 2016. From November 1994 to December 2005, Mr. Lorber served as President and Chief Operating Officer of New Valley Corporation, where he also served as a director. In 2017, Mr. Lorber was appointed to serve as Chairman of the United States Holocaust Memorial Museum. He is also a trustee of Long Island University. The Board determined that Mr. Lorber should continue to serve as a director due to the knowledge and managerial experience he has attained while previously serving as our Chief Executive Officer and Executive Chairman, as well as the experience he has attained through his service as an officer and director of other publicly-traded corporations, which brings historic knowledge and continuity to the Board of Directors.
Wayne Norbitz was a consultant to the Company from August 2015 to December 2017 and an employee of the Company from 1975 to August 2015, including our President and Chief Operating Officer from October 1989 to August 2015. He previously held the positions of Director of Operations, Vice President of Operations, Senior Vice President of Operations and Executive Vice President. Prior to joining us, Mr. Norbitz held the position of Director of Operations of Wetson’s Corporation. The Board determined that Mr. Norbitz should continue to serve as a director due to the knowledge and managerial experience he has attained previously serving as one of our executive officers in various capacities from October 1989 to August 2015, which brings historic knowledge and continuity to the Board of Directors.
A. F. Petrocelli served as Chairman of the board of directors and Chief Executive Officer of United Capital Corp., a company engaged in the ownership and management of real estate and the manufacture and sale of engineered products, from 1981 until his retirement in 2019. Mr. Petrocelli also served as President of United Capital Corp. from 1981 until February 2018. He was a director of the Boyar Value Fund, Inc., a public mutual fund, from 1997 to 2007. The Board determined that Mr. Petrocelli should continue to serve as a director due to his managerial experience, his experience in the real estate industry, which is relevant to the Company’s restaurant operations, and the knowledge and experience he has attained through his service as a director of the Company and as a director of other publicly-traded companies.
Charles Raich has been a Retired Founding Partner since December 31, 2014 of Raich Ende Malter & Co., LLP, a registered public accounting firm, which he founded in 1972. Prior to that time, he was Founding Partner from January 2013 and Co-Managing Partner from 2010 to January 2013 and prior thereto for more than the past five years, Mr. Raich was the Managing Partner of Raich Ende Malter & Co., LLP. His early career included positions at both Lybrand, Ross Brothers and Montgomery and Gruntal & Co. Mr. Raich is a graduate of Hofstra University and is a certified public accountant. The Board determined that Mr. Raich should continue to serve as a director due to his financial literacy and expertise, managerial experience, and the knowledge and experience he has attained through his service as a director of the Company.
Board Recommendation
The Board of Directors unanimously recommends a vote on the proxy card “FOR” the election each of the directors listed above.

CORPORATE GOVERNANCE
Board Leadership
The Executive Chairman of the Board is Howard Lorber. The Chairman and Chief Executive Officer roles are split, and Eric Gatoff serves as Chief Executive Officer. As the former Chief Executive Officer, the Executive Chairman of the Board provides guidance to the Chief Executive Officer with respect to strategic initiatives. The Executive Chairman also approves the agenda for Board meetings and leads the Board in its discussions. The Chief Executive Officer is responsible for implementing the Company’s strategic and operating objectives and day-to-day decision-making related to such implementation. The Board believes that the separation of the offices of Executive Chairman and Chief Executive Officer is appropriate as it allows Mr. Gatoff to focus primarily on his management responsibilities. Unless invited, none of our management directors (consisting of Messrs. Lorber and Gatoff) participates in sessions of non-management directors. Our non-management directors generally meet twice annually in a formal executive session without management. Typically, our non-management directors also have informal meetings without management in conjunction with our regular Audit Committee or Board meetings. In addition, we have designated a Lead Independent Director (A.F. Petrocelli), who is expected to lead sessions of, and facilitate communications among, our non-employee directors.
The Board currently has three standing committees (Audit, Compensation and Nominating) that are chaired and composed entirely of directors who are independent under NASDAQ rules. Given the role and scope of authority of these committees, and that a majority of the Board is composed of independent directors, the Board believes that its leadership structure, with the Executive Chairman of the Board leading Board discussions, and the Lead Independent Director leading non-management executive sessions, is appropriate.
Our Board of Directors is our Company’s ultimate decision-making body except with respect to those matters reserved to the stockholders. Our Board selects our senior management team, which is charged with the conduct of our business. Having selected our senior management team, our Board acts as an advisor and counselor to senior management and oversees its performance.
Code of Ethics
Our Board of Directors has adopted a Financial Officer Code of Ethics applicable to the Company’s Executive Chairman, Chief Executive Officer, Chief Financial Officer and all other members of the Company’s Finance Department. This Code of Ethics is posted on the Company’s website, within a broader Code of Business Conduct and Ethics, at www.nathansfamous.com in the Investor Relations section. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, the provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of such provision of our Code of Ethics by posting such information on our website within four business days of the date of such amendment or waiver. In the case of a waiver, the nature of the waiver, the name of the person to whom the waiver was granted and the date of the waiver will also be disclosed.
Risk Oversight
As part of its oversight functions, the Board of Directors is responsible for oversight of risk management at the Company. Responsibility for oversight of risk management is delegated from the Board to the Audit Committee. Management has provided the Audit Committee with its assessment of the Company’s major risk exposures and the steps management has taken to monitor and control such exposures. The Compensation Committee, as described in the Compensation Discussion and Analysis, separately reviewed the compensation program with respect to incentives for risk-taking by employees.
Director Independence
The Board of Directors has determined that each of Messrs. Eide, Genson, Leistner, Levine, Norbitz, Petrocelli and Raich are independent in accordance with NASDAQ rules. To determine independence, the

Board of Directors adopted and applied the categorical standards of independence included in NASDAQ Listing Rule 5605(a)(2), which include a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company.
Stock Ownership Guidelines
We have established stock ownership guidelines for our directors and executive officers. Under our guidelines, each officer and director is required to retain 33 1∕3% of the total number of option shares then-issued upon exercise. In addition, officers and directors are required to retain 33 1∕3% of the shares owned on June 1, 2009 (the date that the stock ownership guidelines were adopted), although the Board may determine to waive the requirement that shares be retained under certain circumstances.
We have a code of conduct that prohibits Board members, officers and employees from transacting in our Company’s shares while in the possession of material nonpublic information which prohibitions include, without limitation, hedging transactions.
Board of Directors and Committee Meetings
There were six meetings of the Board of Directors during the fiscal year ended March 27, 2022 and the Board of Directors also acted once by unanimous written consent. All Directors attended at least 75% of the meetings of the Board of Directors.
Our Board of Directors currently has three standing committees: the Audit Committee (established in accordance with Section 3(a)(58)(A) of the Exchange Act), the Compensation Committee and the Nominating Committee. Each director who served on these committees during fiscal 2022 met the criteria for independence, as that term is defined by the SEC and NASDAQ Listing Rules. We select independent directors as members of these committees with the expectation that they will be free of relationships that might interfere with their exercise of independent judgment.
Audit Committee
For the fiscal year ended March 27, 2022, there were four meetings of the Audit Committee and the Audit Committee also acted once by unanimous written consent. All of the members of the Audit Committee attended at least 75% of the meetings of the Audit Committee. Our Audit Committee is involved in:
•
the appointment, compensation and oversight of the work of the independent registered public accounting firm, and where appropriate, the replacement of the independent registered public accounting firm;

•
discussions with our independent registered public accountants with respect to the scope and results of our year-end audit, our internal accounting controls and the professional services furnished to us by the independent registered public accounting firm; and

•
the review of the adequacy and effectiveness of our internal controls over financial reporting. See “Audit Committee Report.”

In addition, our Audit Committee focuses on the qualitative aspects of our financial reporting to stockholders and on our processes to manage business and financial risk. Our independent registered public accounting firm reports directly and is held accountable to the Audit Committee in connection with the audit of our annual financial statements and related services.
The members of our Audit Committee are Robert Eide (Chairman), Brian Genson and Barry Leistner. A copy of our Audit Committee Charter is available on our website at www.nathansfamous.com.
We currently do not have an “audit committee financial expert.” Nevertheless, the Audit Committee has available to it the financial education and experience of Charles Raich, an independent director under NASDAQ listing standards, to perform the functions of an audit committee financial expert. Mr. Raich has the financial education and experience necessary to qualify as an “audit committee financial expert”; however, Mr. Raich has not served on the Audit Committee because, due to his prior association with Raich

Ende Malter & Co., LLP, an independent public accounting firm which has received fees from Nathan’s in respect of tax services.
Compensation Committee
For the fiscal year ended March 27, 2022, there was one meeting of the Compensation Committee and the Compensation Committee also acted once by unanimous written consent. Each of the members of the Compensation Committee attended all of the Compensation Committee meetings. Our Compensation Committee:
•
reviews the performance of our executive officers;

•
reviews compensation programs for our officers and key employees, including cash bonus levels and grants under our stock option and incentive plans. See “Compensation Discussion and Analysis” and “Compensation Committee Report”; and

•
reviews director compensation.

Pursuant to its charter, the Compensation Committee has the ability to delegate its authority to subcommittees, although to date it has not done so.
The members of the Compensation Committee are Robert Eide (Chairman), Brian Genson and Barry Leistner. A copy of our Compensation Committee Charter is available on our website at www.nathansfamous.com.
Nominating Committee
For the fiscal year ended March 27, 2022, there was one meeting of the Nominating Committee. Each of the members of the Nominating Committee attended the meeting. Our Nominating Committee is responsible for:
•
reviewing suggestions of candidates for director made by directors, stockholders and management;

•
making recommendations to the Board regarding the composition of the Board;

•
nominating individual candidates for election to the Board; and

•
considering nominee recommendations made by stockholders provided that the names of such nominees, accompanied by relevant biographical information, are submitted in accordance with the procedures set forth above under “How and when may I submit a stockholder proposal, including a stockholder nomination for director, for the 2023 Annual Meeting?”

In fulfilling its responsibilities for identifying and evaluating nominees for director, the Nominating Committee takes into account the prior experience of director nominees and its application to their responsibilities as a director of Nathan’s; however, there are no stated minimum qualifications for director nominees.
The Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominating Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company’s businesses. In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of our businesses. The Company’s policy is to have at least a majority of directors qualify as “independent” under the listing requirements of NASDAQ.
In the event of a vacancy on the Board, the Nominating Committee intends to identify and evaluate candidates by making requests of members of the Board and others for recommendations, requesting input from director search firms for identification and evaluation of candidates, meeting from time to time to evaluate biographical information and background material relating to potential candidates and having members of the Nominating Committee and the Board interview selected candidates. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders on a timely basis, and that any such nomination accompanied by a written consent of the candidate to being named as a nominee and to serve as a director if elected, the Nominating Committee will evaluate director candidates recommended by stockholders by following substantially the same process, and applying substantially the same criteria, as it follows for director candidates submitted by members of the Board.
Stockholders also have the right to directly nominate director candidates, without any action or recommendation on the part of the Nominating Committee or the Board, by following the procedures set forth in our bylaws, as amended, and described in the response to the question “How and when may I submit a stockholder proposal, including a stockholder nomination for director, for the 2023 Annual Meeting?” above.
The members of the Nominating Committee are A.F. Petrocelli (Chairman), Brian Genson, Robert Eide and Charles Raich. A copy of our Nominating Committee Charter is available on our website at www.nathansfamous.com.
In addition, our independent directors met informally in conjunction with each regularly scheduled quarterly Board of Directors meeting and also met in a formal executive session once during our fiscal year ended March 27, 2022.
Director Attendance at Annual Meetings
Our Board of Directors encourages director attendance at our Annual Meetings of Stockholders. All of the Company’s directors attended last year’s Annual Meeting of Stockholders.
Board Diversity Matrix as of July 22, 2022
Total Number of Directors   9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	0	9	0	0
Part II: Demographic Background
African American or Black	0	0	0
Alaskan Native or Native American	0	0	0
Asian	0	0	0
Hispanic or Latinx	0	0	0
Native Hawaiian or Pacific Islander	0	0	0
White	0	9	0
Two or More Races or Ethnicities	0	0	0
LGBTQ+	0	0	0
Did Not Disclose Demographic Background	0	0	0
The Company intends to comply with the Nasdaq diversity rules which require one diverse director by August 7, 2023.
Policy For Stockholder Communications
Mail can be addressed to directors in care of the Office of the Secretary, Nathan’s Famous, Inc., One Jericho Plaza, Second Floor — Wing A, Jericho, New York 11753. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than junk mail or obscene items, will be forwarded. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to each of the non-employee directors. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Executive Chairman of the Board.

Certain Relationships and Related Persons Transactions
In July 2007, the Board adopted written Related Person Transaction Policies and Procedures, which were revised in July 2009 (as revised, the “Related Person Policy”). The Related Person Policy covers transactions with the Company where the Related Person (a term that includes executive officers, directors, director nominees, holders of 5% or more of the Company’s stock (a “Significant Stockholder”) and immediate family members of the foregoing) had, has or will have a direct or indirect material interest and the amount involved meets or exceeds the minimum threshold for disclosure in the Company’s proxy statement under relevant SEC rules, which is currently $120,000. Pursuant to the Related Person Policy, all transactions that are subject to the policy must be approved or ratified by our Audit Committee.
The Audit Committee will determine whether the terms of a covered transaction are fair to the Company and no less favorable to the Company than would be generally available absent the relationship with the Related Person, whether there are business reasons for the transaction, whether the transaction impairs the independence of an outside director and whether the transaction is material, among other considerations. Under the Related Person Policy, the Audit Committee has considered and exempted certain transactions from the application of the Related Person Policy, as follows: (1) Interests arising only from the Related Person’s position as a director of another corporation or organization that is a party to the transaction; (2) Interests arising only from the direct or indirect ownership by the Related Person and all other Related Persons in the aggregate of less than a 10% equity interest (other than a general partnership interest) in another entity which is a party to the transaction; (3) Interests arising from both the position and ownership level described in (1) and (2) above; (4) Interests arising solely from the Related Person’s position as an executive officer or employee of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (a) the Related Person and all other Related Persons own in the aggregate less than a 10% equity interest in such entity, (b) the Related Person and his or her immediate family members are not involved in the negotiation of the terms of the transaction with the Company and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of  $200,000 or 5% of the annual consolidated net sales of the recipient; (5) Interests arising solely from the ownership of a class of the Company’s equity securities if all holders of that class of equity securities receive the same benefit on a pro rata basis; (6) A transaction that involves compensation to an executive officer if the compensation has been approved by the Compensation Committee of the Board or recommended to the Board for approval by the Compensation Committee of the Board and then approved by the Board; (7) A transaction that involves compensation to a director for services as a director of the Company if such compensation will be reported pursuant to Item 402(k) of Regulation S-K; (8) A transaction that is specifically contemplated by provisions of the certificate of incorporation, as amended or bylaws, as amended, of the Company; (9) Interests arising solely from indebtedness of a Significant Stockholder or an immediate family member of a Significant Stockholder to the Company; (10) A transaction where the rates or charges involved in the transaction are determined by competitive bids; (11) A transaction that involves the rendering of services as a common or contract carrier or public utility at rates or charges fixed in conformity with law or governmental authority; or (12) A transaction that involves services as a bank depositary of funds, transfer agent registrar, trustee under a trust indenture, or similar services in accordance with certain SEC rules, including the employment of executive officers on terms approved by the Compensation Committee and the payment of compensation to a director if the compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K promulgated by the SEC.
In the event that prior approval is not feasible, the Related Person Policy provides that a transaction may be ratified by the Audit Committee as soon as reasonably practicable following the date of the transaction. On an annual basis, the Audit Committee is required to review all subsequent and previously approved or ratified related-party transactions that remain ongoing to determine whether they should continue.
To identify related-party transactions, each year we require our directors and officers to complete Director and Officer Questionnaires which, among other things, require each of them to identify any transactions with us in which the officer or director or their family members have an interest; we will periodically distribute the Related Person Policy to our executive officers, directors and nominees; and we will periodically make internal inquiries regarding Company relationships with known entities that qualify as related parties.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF MARCUM LLP AS THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY
FOR FISCAL 2023
Our Audit Committee charter provides that the Audit Committee shall appoint annually a firm of independent registered public accountants to serve as the Company’s independent registered public accounting firm. The Audit Committee has appointed Marcum LLP to act as the independent registered public accounting firm of the Company for our fiscal year ending March 26, 2023.
If this proposal is not approved at the annual meeting, our Audit Committee will reconsider the selection of Marcum LLP for the ensuing fiscal year, but may determine that continued retention of Marcum LLP is in our Company’s and our stockholders’ best interests. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our Company’s and our stockholders’ best interests.
We expect representatives of Marcum LLP to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.
Board Recommendation
Our Board of Directors unanimously recommends that our stockholders vote “FOR” ratification of the appointment of Marcum LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 26, 2023 on the proxy card.

AUDIT FEES
Principal Accountant Fees and Services
The following table presents fees for professional audit services and other services rendered by Marcum LLP in fiscal 2022 and in fiscal 2021:
	2022	2021
Audit Fees(1)	$297,000	$235,000
Audit-Related Fees(2)	0	0
Tax Fees(3)	0	0
All Other Fees(4)	0	10,300

(1)
Audit fees represent fees billed and expected for professional services rendered in connection with: (a) audits and reviews of the fiscal 2022 and 2021 consolidated financial statements, in accordance with standards of the PCAOB; (b) consultations on accounting matters reflected in the financial statements; and (c) attestation services with respect to securities offerings and SEC filings. The fiscal 2022 and fiscal 2021 amounts include billings by Marcum LLP in the aggregate amount of approximately $297,000 and $235,000, respectively, for fees for professional services rendered for the audit of our annual financial statements and the effectiveness of our internal control over financial reporting, as well as the review of our financial statements included in our Form 10-Q.

(2)
Marcum LLP did not render any audit-related services for fiscal 2022 and 2021 and, accordingly, did not bill for any such services.

(3)
Marcum LLP did not render any tax compliance, tax advice or tax planning services for fiscal 2022 and 2021 and, accordingly, did not bill for any such services.

(4)
Marcum LLP did not render any other services for fiscal 2022 and, accordingly, did not bill for any such services. For fiscal 2021, the amount of $10,300 represents consent fees related to the Form S-8 for the Company’s 2019 Stock Incentive Plan.

Audit Committee Pre-Approval
The Audit Committee has determined not to adopt a blanket pre-approval policy but instead to require that the Audit Committee pre-approve the compensation and terms of service for audit services provided by the independent registered public accounting firm and any changes in terms and compensation resulting from changes in audit scope, company structure or other matters. The Audit Committee has also determined to require pre-approval by the Audit Committee or its Chairman of the compensation and terms of service for any permitted non-audit services provided by the independent registered public accounting firm. Our Audit Committee approved all of the audit services provided by Marcum during 2022 and 2021, respectively.

AUDIT COMMITTEE REPORT
The Audit Committee assists the Company’s Board of Directors in overseeing and monitoring the integrity of the Company’s financial reporting process, compliance with legal and regulatory requirements related to financial reporting and the quality of internal and external audit processes. The Audit Committee’s roles and responsibilities are set forth in a written charter, which is available on the Company’s website www.nathansfamous.com under “Investor Relations — Corporate Governance.” Among its duties, the Audit Committee is responsible for recommending to the Company’s Board of Directors that the Company’s financial statements be included in the Company’s Annual Report on Form 10-K. As a basis for that recommendation, the Audit Committee engaged in the following activities. The Audit Committee reviewed and discussed the audited financial statements with Nathan’s management and discussed with Marcum LLP (“Marcum”), Nathan’s’ independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also received from Marcum the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Marcum’s communications with the Audit Committee concerning independence, and has discussed with Marcum that firm’s independence. The Audit Committee has also reviewed and discussed the fees paid to Marcum during the last fiscal year for audit services, which are set forth above under “Audit Fees.”
Management of the Company is responsible for the consolidated financial statements and reporting process, including establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a 15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a 15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of these consolidated financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on the effectiveness of internal control over financial reporting.
During fiscal 2022, management tested and evaluated the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the year ended March 27, 2022 filed with the SEC, as well as Marcum’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K. The latter reports relate to Marcum’s audit of  (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting.
Based on the discussions with Marcum concerning the audit, the independence discussions, and the discussions with the Company’s management and Marcum concerning the financial statement review and discussions, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 27, 2022, for filing with the SEC.
The Audit Committee:
Robert J. Eide, Chairman
Brian S. Genson
Barry Leistner

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth as of July 19, 2022, certain information with regard to ownership of our common stock by: (i) each beneficial owner of more than 5% of our common stock, based on filings made with the SEC and, to the extent received, subsequent completed questionnaires; (ii) each director and executive officer named in the “Summary Compensation Table” and “2022 Director Compensation” table below; and (iii) all of our executive officers and directors as a group.
Name and Address(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class*
NEOs and Directors
Howard M. Lorber(3)	975,156	23.9%
A. F. Petrocelli	116,707	2.9%
Robert J. Eide(4)	267,779	6.6%
Eric Gatoff	78,752	1.9%
Brian S. Genson	16,942	**
Robert Steinberg	—	—
Charles Raich	45,920	1.1%
Barry Leistner	40,634	1.0%
Wayne Norbitz	—	—
Andrew M. Levine(5)	250,000	6.1%
Directors and executive officers as a group (11 persons)	1,292,753(6)	31.7%
Principal Stockholders
GAMCO Investors, Inc. et al.(7)	650,680	15.9%
Zilkha Partners Special Opportunities, L.P.(8) Zilkha Partners, L.P.(8)	247,674	6.1%

*
Based on 4,083,595 shares outstanding as of July 19, 2022.

**
Less than 1%

(1)
Unless otherwise indicated, the addresses for the executive officers and directors of the Company is: One Jericho Plaza, Jericho, New York 11753. The addresses of the principal stockholders in this table are: GAMCO Investors, Inc., One Corporate Center, Rye, New York 10580 and, Zilkha Partners Special Opportunities, L.P. and Zilkha Partners, L.P., 152 West 57th Street, 37th Floor, New York, New York 10019.

(2)
Except as otherwise indicated, the beneficial owner has sole voting and dispositive power.

(3)
Includes 704,836 shares held directly by Mr. Lorber, 250,000 shares held by Lorber Alpha II LP, a Nevada limited partnership and 20,320 shares held by Lorber Gamma LP, a Nevada limited partnership. Mr. Lorber exercises voting power and dispositive power over the shares of common stock held by Lorber Gamma LP and Lorber Alpha II. Lorber Alpha II, LLC, a Delaware limited liability company, is the general partner of Lorber Alpha II LP. Lorber Gamma, LLC, a Delaware limited liability company, is the general partner of Lorber Gamma LP. Mr. Lorber is the managing member of both Lorber Alpha II, LLC and Lorber Gamma, LLC. Mr. Lorber disclaims beneficial ownership of 22,550 shares held by Lorber Charitable Fund, which are not included. Lorber Charitable Fund is a New York not-for-profit corporation, of which family members of Mr. Lorber serve as directors and executive officers.

(4)
Includes (i) 250,000 shares owned by Lorber Alpha II LP, for which Mr. Eide is a co-trustee of the beneficial owner of such entity and (ii) an aggregate of 138 shares owned directly by Isagen, LLC, a limited liability company of which Mr. Eide is the sole member. Mr. Lorber exercises voting and dispositive power over the shares of common stock held by Lorber Alpha II LP.

(5)
Includes 250,000 shares held by Lorber Alpha II LP for which Mr. Levine is a co-trustee of the beneficial owner of such entity. Mr. Lorber exercises voting power and dispositive power over the shares of common stock held by Lorber Alpha II LP.

(6)
Consists of 1,292,753 shares beneficially owned by Messrs. Eide, Genson, Lorber, Petrocelli, Raich, Levine, Leistner, Steinberg, Gatoff, Norbitz, and Platte without duplication of shares as to which beneficial ownership is shared by more than one member of this group (see notes 3, 4 and 5 above).

(7)
Based on Schedule 13D/A Amendment No. 13, jointly filed on March 25, 2022, with the SEC by Gabelli Funds, LLC, GAMCO Asset Management Inc., Teton Advisors, Inc., GGCP, Inc., GAMCO Investors, Inc., Associated Capital Group, Inc. and Mario J. Gabelli. Gabelli Funds, LLC has sole voting power over 166,500 shares, sole dispositive power over 166,500 shares and shared voting and shared dispositive power over 0 shares. GAMCO Asset Management Inc. has sole voting power over 263,946 shares, sole dispositive power over 263,946 shares and shared voting and shared dispositive power over 0 shares. Teton Advisors Inc. has sole voting power over 220,234 shares, sole dispositive power over 220,234 shares and shared voting and shared dispositive power over 0 shares. GGCP, Inc. has sole voting and sole dispositive power over 0 shares and shared voting and shared dispositive power over 0 shares. GAMCO Investors, Inc. has sole voting and sole dispositive power over 0 shares and shared voting and shared dispositive power over 0 shares. Associated Capital Group, Inc. has sole voting and sole dispositive power over 0 shares and shared voting and shared dispositive power over 0 shares. Mario J. Gabelli has sole voting and sole dispositive power over 0 shares and shared voting and shared dispositive power over 0 shares.

(8)
Based on a Schedule 13G filed on April 9, 2020 by Zilkha Partners Special Opportunities, L.P. and Zilkha Partners, L.P. Zilkha Partners Special Opportunities, L.P. has sole voting power and sole dispositive power over 175,466 shares and shared voting power and shared dispositive power over 247,674 shares. Zilkha Partners, L.P. has sole voting power and sole dispositive power over 72,208 shares and shared voting power and shared dispositive power over 247,674 shares.

Delinquent Section 16 Reports
Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and NASDAQ. These officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and NASDAQ.
Based solely on our review of the copies of the forms we have received, we believe that all our officers, directors and greater than ten percent beneficial owners complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 2022.
Employee, Officer, Director Hedging Policy
We have a code of conduct that prohibits Board members, officers and employees from transacting in our Company’s shares while in the possession of material nonpublic information which prohibitions include, without limitation, hedging transactions.

MANAGEMENT
Officers of the Company
Our current executive officers are:
Name	Age	Position with the Company
Eric Gatoff	53	Chief Executive Officer
Robert Steinberg	53	Vice President Finance, Chief Financial Officer, Chief Accounting Officer, Treasurer and Secretary
Howard M. Lorber	73	Executive Chairman of the Board
Leigh Platte*	63	Senior Vice President, Food Service

*
Not an NEO.

Robert Steinberg has served as our Vice President Finance, Chief Financial Officer, Chief Accounting Officer, Treasurer and Secretary since June 30, 2020. Prior to June 30, 2020, Mr. Steinberg served as Corporate Controller of the Company since 2014. Before joining the Company in 2014, Mr. Steinberg served as a divisional controller at Calvin Klein, Inc., a wholly-owned subsidiary of PVH Corp. from 1999 to 2013. Prior to 1999, Mr. Steinberg was a manager in the audit practice of EY LLP. Mr. Steinberg holds a B.S. in Accounting from Binghamton University. Mr. Steinberg is also a Certified Public Accountant and a member of the New York State Society of Certified Public Accountants as well as the American Institute of Certified Public Accountants.
Leigh Platte has been our Vice President, Food Service since June 2014. Mr. Platte was promoted to Senior Vice President in September 2018. Prior to June 2014, Mr. Platte was previously employed by ConAgra Foods. During his tenure at ConAgra Foods from 1999 to 2014, he held different management positions to include Director of Marketing, Hebrew National Marketing, Vice President Sales and Marketing for Hebrew National Foodservice and Director Sales for the Emerging Chain Group, which included the broader ConAgra Foods product portfolio. His responsibilities comprised retail and foodservice businesses and included national accounts, distributors, alliances, sports and entertainment sponsorship properties and the customer service group. Mr. Platte holds a B.S. degree in Business Management and Marketing from Ithaca College.
For the biographies of Messrs. Gatoff and Lorber, please see “Proposal 1 — Election of Directors — Director Biographies.”

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Summary
In considering our executive compensation policies and practices, we seek to balance our interest in limiting operating expenses and minimizing stockholder dilution with our interest in using compensation to attract, retain and motivate employees. In reconciling these competing concerns, we strive to act in the long-term best interests of the Company and our stockholders. The elements of our executives’ total compensation are base salary, cash incentive awards, stock incentive awards, retirement and other employee benefits and, for certain NEOs, severance protection for certain actual or constructive terminations of employment and other benefits payable upon death or disability.
The Compensation Committee has worked directly with an independent compensation consultant from time to time to assist in certain compensation determinations. The Compensation Committee has in the past retained GK Partners, an independent compensation consulting firm, to advise it with respect to the compensation of certain of its executive officers. The Compensation Committee may continue to retain outside executive compensation consulting firms (which historically have provided no other services to the Company) to provide general compensation expertise.
Advisory Vote on Executive Compensation
We conducted a non-binding advisory vote on executive compensation at our 2020 Annual Meeting, which our stockholders voted should be held every three years. At the 2020 Annual Meeting of Stockholders, 97.4% of the votes cast on the advisory vote on executive compensation proposal were in favor of our NEO compensation as disclosed in the 2020 proxy statement. The Compensation Committee reviewed these final vote results and determined that, given the significant level of support, fundamental changes to our executive compensation policies were not necessary. Despite the affirmative vote, however, the Compensation Committee believes that continual review of our executive compensation programs and their alignment to Company and stock price performance is in the best interests of our stockholders.
Risk Considerations
The Compensation Committee has considered whether our executive compensation program creates risks that are reasonably likely to have a material adverse effect on the Company and concluded that it does not. In reaching its conclusion, the Compensation Committee considered the Company’s strategic goals and operational practices and evaluated the design of its compensation programs to assess whether these programs foster a business environment that might drive inappropriate decision-making or behavior. While a significant portion of certain executives’ compensation may be performance-based, historically, the majority of our NEOs’ cash compensation typically consists primarily of base salary, which we believe mitigates inappropriate or excessive risk-taking that could harm stockholder value, though in Fiscal 2020, Fiscal 2021 and Fiscal 2022 the bonus or the non-equity incentive plan compensation for Mr. Gatoff exceeded his base compensation. To the extent that executives receive equity incentive awards, historically such awards have been long-term awards that were intended to align executives’ interests with those of our stockholders.
Executive Compensation Program Objectives and Overview
The Company’s current executive compensation programs are intended to achieve three fundamental objectives: (1) attract and retain qualified executives; (2) motivate performance to achieve specific short and long-term strategic and operating objectives of Nathan’s; and (3) align executives’ interests with the long-term interests of Nathan’s stockholders.
We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives. The material elements of our executive compensation program consist of:
•
base salary;

•
bonus;

•
equity based compensation (i.e., stock options and restricted stock);

•
retirement benefits (i.e., 401(k));

•
perquisites; and

•
severance and other benefits payable upon certain termination events.

Base salaries, perquisites, retirement benefits and severance and other termination benefits are all primarily intended to attract and retain qualified executives. These are the elements of our current executive compensation program where the value of the benefit in any given year is not dependent on performance (although base salary amounts and benefits determined by reference to base salary may increase from year to year depending on cost-of-living or performance, among other things). We believe that in order to attract and retain top-caliber executives, we need to provide executives with predictable benefit amounts that reward their continued service. Some of the elements, such as base salaries and perquisites, are generally paid out on a short-term or current basis. Retirement or severance benefits are paid out on a longer-term basis upon retirement or other termination of employment. We believe that this mix of long-term and short-term elements allows us to achieve our dual goals of attracting and retaining executives (with the longer-term benefits geared toward retention and the short-term awards focused on recruitment).
Annual bonuses payable to our NEOs are intended to motivate their performance to achieve specific financial, strategic and operating objectives. Each bonus is in an amount determined by the Compensation Committee. We believe the bonuses paid to our NEOs help us to attract and retain executives. Each executive’s annual bonus is paid out on an annual short-term basis and is designed to reward performance for the applicable fiscal year, taking into consideration historical performance and whether or not the executive has taken steps in that period to achieve Nathan’s’ long-term strategic and operating objectives, including objectives that may not be realized until succeeding fiscal periods.
From time to time we have granted equity-based compensation in order to align our executives’ long-term interests with stockholders’ long-term interests. We believe that the way to increase stockholder value is to increase the trading price of our common stock. To the extent that we believe that granting equity interests to our NEOs and other executive officers will align their interests with those of our stockholders, we may in the future grant equity interests to our executives.
We also believe equity-based compensation awards may help us retain executives, as well as motivate performance to achieve specific strategies and operating objectives. Equity-based compensation is not necessarily awarded each year. Equity-based compensation is earned on a longer-term basis than cash compensation and is designed to reward the achievement of our strategic and operating objectives for the applicable fiscal year, taking into consideration historical performance, and induce the executives to remain in our employ over the vesting period of the award.
The Compensation Committee’s general philosophy is that bonus and equity compensation should be consistent with sound corporate governance principles, as well as competitive compensation practices. The Compensation Committee believes incentive compensation fluctuates with the Company’s success in achieving financial and other goals, and that Nathan’s should continue to use long-term compensation such as periodic grants of stock awards to align stockholder and executives’ interests.
Historically, the Company has not established fixed quantitative goals for any of the objectives or metrics evaluated for the purpose of determining the amount of any bonus or equity-based compensation to be awarded. Generally, the Compensation Committee has awarded bonuses as a means of incentivizing its NEOs (other than Mr. Lorber) which, prior to the fiscal year ended March 28, 2021, included quantitative goals based upon predetermined financial targets which were approved by the Company’s stockholders at the Company’s 2016 Annual Meeting of Stockholders. Such plans were also intended to ensure that the Company could rely on the “performance based” exception with respect to the tax deductibility of compensation to an NEO in excess of  $1,000,000. Pursuant to the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), the “performance based” compensation exemption with respect to the tax deductibility of compensation received by NEOs in excess of  $1,000,000 has been eliminated.
In addition, the importance of the particular objective or metric to a specific executive’s compensation depends on the responsibilities of an executive’s position. Further, the specific objectives or metrics considered for a particular executive may be afforded greater or lesser weight in any fiscal year, depending on a variety of factors such as the Company’s overall results, the emphasis of any particular component of the Company’s business during a particular fiscal year, the Company’s performance in each area relative to its prior years’ performance, the then-current competitive and economic environment, the implementation of strategic plans whose benefits may not be immediate, any extraordinary event, such as the sale or purchase of a company, brand or line of business, which may impact the Company positively or negatively and taking into account that the Company does not want to incentivize inappropriate or excessive risk taking that could harm stockholder value. As a result, an executive’s success or failure as it relates to any one of the Company’s objectives may determine whether or not that executive is awarded a bonus, as well as the amount of any bonus that is awarded. If, following its evaluation of the foregoing, the Compensation Committee determines that an executive has helped the Company achieve, or make progress toward achieving, one or more of the Company’s objectives, a bonus and/or grant of equity-based compensation may be awarded.
The Committee has not engaged in benchmarking to establish the compensation payable to its executive officers in part because the Company’s business model has evolved to become more entrepreneurial and is no longer that of a traditional restaurant and franchise business. A large portion of the Company’s revenue and operating profit is generated by its Branded Product and retail licensing programs. Consequently, the Compensation Committee does not believe that traditional restaurant and franchise companies are actual peers for the purpose of performing a benchmark analysis and does not currently intend to engage in benchmarking in the future for the purpose of evaluating or establishing the compensation payable to its NEOs.
In fiscal 2007, the Compensation Committee sought the advice of GK Partners regarding the compensation of Eric Gatoff and Howard Lorber, both of whom entered into employment agreements on December 15, 2006, effective January 1, 2007. In June 2011, the Compensation Committee again retained GK Partners. GK Partners evaluated the Company’s compensation program to determine whether the Company adequately links pay to performance and concluded that it does. Subsequently, the Compensation Committee increased Mr. Gatoff’s annual base compensation to $375,000 in June 2014 and to $500,000 in June 2016, based on its view that Mr. Gatoff’s compensation and benefits arrangements were within the range of Chief Executive Officer compensation, benefit and perquisite practices then found in other public companies as well as the overall performance of the Company.
Mr. Lorber’s employment agreement was amended in December 2012 to increase his base compensation to $600,000 per annum and provide for the grant of 50,000 shares of restricted stock. On December 6, 2017 Mr. Lorber’s employment agreement was further amended by extending the term of the employment agreement from December 31, 2017 to December 31, 2022 and increasing his base compensation from $600,000 to $1,000,000 per annum. In establishing the increase in base salary, the Compensation Committee noted the improvement in the Company’s operating performance over the past several years and Mr. Lorber’s role in connection with the Company’s debt refinancing and the Company’s agreement with John Morrell & Co. In addition, it was also noted that unlike the amendment entered into in 2012, Mr. Lorber did not receive restricted stock as part of the new amendment and hence the overall value of the employment contract was similar. The Compensation Committee was also of the view that Mr. Lorber’s compensation and benefits arrangements, as set forth in his employment agreement, were within the range of executive compensation, benefit and perquisite practices then found in other public companies.
The Compensation Committee then evaluated the amount of the short-term components of our executive compensation program for the other NEOs by determining the compensation payable to the other NEOs and other executives relative to that payable to Messrs. Gatoff and Lorber and taking into consideration that the base salary for certain NEOs is established by contract.
Current Executive Compensation Program Elements
We currently have employment agreements in place for two of our NEOs — Eric Gatoff and Howard M. Lorber — each of which is described in further detail below in the context of this section.
Eric Gatoff.   On December 15, 2006, the Company entered into an employment agreement with Eric Gatoff pursuant to which Mr. Gatoff was appointed as Chief Executive Officer effective January 1, 2007. Under the terms of the agreement, Mr. Gatoff agreed to serve as Chief Executive Officer effective from

January 1, 2007, until December 31, 2008, which period shall extend for additional one-year periods unless either party delivers notice of non-renewal no less than 180 days prior to the end of the term then in effect. No such non renewal notice has been delivered to date.
Howard M. Lorber.   On December 15, 2006, the Company entered into an employment agreement with Howard M. Lorber (the “Lorber Agreement”) pursuant to which Mr. Lorber was appointed as Executive Chairman of the Board of the Company effective January 1, 2007 through December 31, 2012. On November 1, 2012, the employment agreement with Mr. Lorber was extended to December 31, 2017 and on December 6, 2017, the employment agreement with Mr. Lorber was further extended to December 31, 2022.
Base Salaries
Salary is one of the main components of cash compensation and fits into our overall compensation objectives by providing a base for attracting and retaining significant contributors to the Company and by establishing a stable level of compensation upon which our executives may rely. Our goal is to pay to our executives a base salary that is sufficient to attract and retain them. The Compensation Committee has determined that structuring the Company’s compensation program to place a significant emphasis on base salaries, which are fixed, mitigates the potential for inappropriate or excessive risk-taking by executive officers.
For the two NEOs with employment agreements, base salaries are determined in accordance with the terms of such agreements, as amended. The base salaries reflected in the employment agreements for Messrs. Gatoff and Lorber were initially established by the Compensation Committee. The base salary of Mr. Steinberg is reviewed annually by the Compensation Committee in consultation with our Executive Chairman and our Chief Executive Officer, taking into consideration his role and responsibility within our Company, as well as his experience and prior performance. In addition, the base salaries of all of our NEOs are reviewed annually by the Compensation Committee, which may make adjustments for cost-of-living increases and to reward performance.
The base salary that was paid to each NEO in fiscal 2022 is the amount reported for such officer in the designated column of the Summary Compensation Table.
Annual Bonuses
In determining the amount of any annual bonus payable to each of our NEOs, the Compensation Committee historically has evaluated such NEO’s performance measured against Nathan’s’ achievement of its financial and operating objectives.
Nathan’s financial objectives include:
•
increasing each of revenues, profits from continuing operations, pre-tax cash flow, net income and earnings per share;

•
managing cash balances; and

•
controlling corporate general and administrative expenses.

There are also operating objectives that are specific to the Company’s individual revenue centers (i.e., Company-owned restaurants, franchising, the Branded Product Program and retail licensing), all of which are designed to increase revenue and profit, as follows:
•
the level of sales at and cash contribution from Company-owned restaurants;

•
the number of new franchised and Branded Menu locations;

•
the amount of franchise fees and royalties earned from franchised and Branded Menu locations;

•
the level of sales and tonnage of products sold through the Branded Product Program;

•
the number of new Branded Product locations;

•
controlling the cost of goods sold through the Branded Product Program;

•
the amount of license royalties earned through the retail licensing program; and

•
the ability to control revenue-center specific overhead expenses.

Pursuant to Mr. Gatoff’s employment agreement, as amended, the amount of his bonus has historically been established by the Compensation Committee after considering the recommendation of the Executive Chairman of the Board based on Mr. Gatoff’s performance measured against the Company’s financial, strategic and operating objectives, including objectives that may not be realized until future periods, as described above. For fiscal 2022, in lieu of a bonus, Mr. Gatoff’s cash incentive compensation was based on the criteria which included operating EBITDA which is more fully described below under “— Annual Incentive Plans”.
Mr. Lorber’s current employment agreement does not provide for a contractually-required bonus. Nevertheless, since Mr. Lorber is eligible for participation in the Company’s executive bonus program, the Compensation Committee may award bonuses to Mr. Lorber from time to time as it deems appropriate.
For the fiscal year ended March 27, 2022, in lieu of a bonus, the amount of additional cash compensation payable to Mr. Steinberg was based on the criteria which included operating EBITDA which is more fully described below under “— Annual Incentive Plans”.
Annual Incentive Plans
The Company’s NEOs other than Mr. Lorber were eligible to earn annual cash incentive awards.
The annual incentive performance criteria for fiscal 2022 varied among the participants after considering the nature of their responsibilities. For both Mr. Gatoff and Mr. Steinberg, 100% of their respective compensation was based on operating EBITDA defined as the contribution margin from the Branded Product Program, Product Licensing and Restaurant Operations less general and administrative expenses and ad fund expenses.
Pursuant to the criteria which included quantitative goals based upon predetermined financial targets, Mr. Gatoff and Mr. Steinberg were eligible to receive a target bonus of 170% and 45% of their respective base salaries and a maximum bonus of up to 255% and 56% of their respective base salaries upon the achievement of 120% of target operating EBITDA. Accordingly, for Mr. Gatoff and Mr. Steinberg the target bonus was $850,000 and $90,000, respectively, and the maximum bonus that Mr. Gatoff and Mr. Steinberg could receive was $1,275,000 and $112,500, respectively.
The Compensation Committee may exercise negative discretion with respect to any award to reduce any amount that would otherwise be payable for fiscal 2022.
The fiscal 2022 performance necessary for Mr. Gatoff and Mr. Steinberg to receive annual incentive awards at the target levels was set at levels which were believed to be rigorous, but reasonably achievable, based on internal corporate plans.
Incentive award amounts for achieving performance criteria in between the amounts listed above are determined by linear interpolation between the higher and lower amounts. The target operating EBITDA for Mr. Gatoff and Mr. Steinberg was $28.84 million. The operating EBITDA of the Company for fiscal 2022 was $30.92 million, representing 107.2% achievement of target operating EBITDA criteria set for fiscal 2022. The actual performance-based incentive payments made to the selected participants for the year ended March 27, 2022 are set forth in the column labeled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table. The following is a reconciliation of operating EBITDA as derived from in the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 27, 2022 utilized in the calculation of the incentive payments to Mr. Gatoff and Mr. Steinberg for fiscal 2022:

Sales
Branded Products	$66,322
Company Owned Restaurants	10,905
77,227
Less: Cost of Sales
Branded Products	$57,942
Company Owned Restaurants	7,222
65,164
Less: Restaurant Operating Expenses	3,659
Branded Products and Company Owned Restaurants Contributing Margin	8,404
License Royalties	31,824
Franchise fees and royalties	3,859
Subtotal	44,087
Less General and administrative expenses and ad fund	13,170
Operating EBITDA	$30,917
Equity-Based Compensation
The Compensation Committee has periodically granted equity awards under Nathan’s’ stock incentive and stock option plans. The Compensation Committee does not use constant criteria in the granting of equity compensation. The Compensation Committee makes a subjective determination of the effectiveness of each NEO and the extent of his contributions to our success, taking into consideration each NEO’s responsibilities, his performance during prior years and his expected future contribution to Nathan’s’ performance and, based on that determination, may reward an executive through an award of equity compensation. Grants of equity awards are also designed to link an increase in stockholder value to compensation. Through the use of stock awards, an increase in stock price will result in an increase in value for the grantee, which ties an increase in stockholder value to our executives’ compensation.
Historically, the form of stock awards available for grant was limited to stock options or restricted stock. However, under the 2019 Stock Incentive Plan, as amended, employees may receive grants of stock options, restricted stock, or restricted stock units, stock appreciation rights and other stock-based awards. At March 27, 2022, an aggregate of 198,584 shares were available for grants of options or stock appreciation rights or 181,683 shares were available for grants of restricted stock or restricted stock units under the Nathan’s 2019 Stock Incentive Plan, as amended. Restricted stock and restricted stock units will be subject to such restrictions as the Compensation Committee may impose. Under the terms of the 2019 Stock Incentive Plan, the term of any stock options may be no more than five years. The term of an option is determined at the time of grant. The purchase price of the shares of our common stock subject to each option granted is not less than 100% of the fair market value of our common stock at the date of grant.
Our 2019 Stock Incentive Plan provides that the Compensation Committee may adjust the number of shares under outstanding awards and for which future awards may be granted in the event of reorganization, stock split, reverse split, stock dividend, cash dividend, exchange or combination of shares, merger or any other change in capitalization. The participants in these plans may include officers, directors and employees of, or consultants to, Nathan’s and its subsidiaries or affiliates. Stockholders of the Company approved the Company’s 2019 Stock Incentive Plan which became effective July 1, 2020. See “Equity Plan Information.”
In reviewing the form of stock compensation granted to any or all eligible participant(s), the Compensation Committee has historically considered a variety of important administrative and technical factors, including, but not limited to: (1) the overall availability of shares under the stock compensation plan; (2) the additional stockholder dilution effects of shares granted under the plan; (3) the number of stock options and restricted shares currently outstanding under the current plans and all previous plans (individually and in the aggregate); (4) the number of options or restricted shares previously vested and/or exercised (individually and in the aggregate); (5) the overall compensation expense and current accounting impact to

Nathan’s of any past or future grants; and (6) the applicable Company and employee tax implications of any such grant. The Compensation Committee intends to consider the same administrative and technical factors in determining the form of stock compensation (options, stock appreciation rights, restricted stock or restricted stock units) to be used for future grants.
Retirement Benefits and Deferred Compensation Opportunities
401(k) Savings Plan
We sponsor a retirement plan intended to be qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). Our NEOs participate in this program on the same terms as our other employees. All non union employees over age 21 who have been employed by us for at least one year are eligible to participate in the plan. Employees may contribute to the plan on a tax-deferred basis up to 20% of their total annual salary, but in no event more than the maximum permitted by the Code ($26,000 in calendar 2021), including $6,500 catch up contributions for employees 50 and over). Company contributions are discretionary. For the plan year ended December 31, 2021, we elected to make matching contributions at the rate of  $.25 per dollar contributed by each employee on up to 3% of the employee’s total salary, vesting at the cumulative rate of 20% per year of service starting one year after commencement of service and, accordingly, after six years of an employee’s service with us, matching contributions are fully vested. As of March 27, 2022, approximately 70 employees had elected to participate in the plan. For the fiscal year ended March 27, 2022, we contributed approximately $35,000 to the 401(k) plan, of which $2,233 was a matching contribution for Mr. Gatoff and $1,589 was a matching contribution for Mr. Steinberg.
Deferred compensation, through both employer and employee contributions to the Nathan’s 401(k) plan, is a tax-advantaged means of providing the NEOs with additional compensation that supplements their base salaries and bonus opportunities.
Perquisites
In addition to base salaries and annual bonus opportunities, Nathan’s provides the NEOs with certain perquisites. We believe that certain perquisites are often a tax-advantaged way to provide the NEOs with additional annual compensation that supplements their base salaries and bonus opportunities. When determining each NEO’s base salary, either by contract or otherwise, we take into consideration the value of each NEO’s perquisites. Perquisites did not constitute a material portion of the compensation paid to our NEOs for fiscal 2022. We provide our NEOs with limited perquisites and personal benefits that we and the Compensation Committee believe are consistent with our executive compensation philosophy and objectives.
The Compensation Committee believes the perquisites provided to our NEOs for fiscal 2022 — which included various insurance coverages and auto and gas allowances, as reported in the “All Other Compensation” column of the Summary Compensation Table below, and are further described in the “All Other Compensation” table following the Summary Compensation Table — are reasonable and consistent with our past practices.
Severance and Other Benefits Upon Termination of Employment
The Company’s policy is to provide certain NEOs with employment agreements with certain payments in the event of the termination of their employment prior to the end of their current employment term due to death, disability or other than “for cause” (as defined in their respective employment agreements). Nathan’s selected such events because they are standard termination triggers in employment contracts. Nathan’s determined that its failure to provide such standard termination provisions would adversely affect its ability to attract and retain those NEOs and achieve its compensation objectives.
Please see the “Potential Payments Upon Termination or Change-in-Control” section below for a description of the potential payments that may be made to the NEOs in connection with their termination of employment on a change in control.
Stock Ownership Guidelines
In June 2009, the Board of Directors adopted a Stock Retention Plan. Pursuant to the Stock Retention Plan, at the time that any officer or director exercises a stock option, he will be required to retain 33 1∕3% of the total number of shares underlying options then-issued. In addition, officers and directors are required to retain 33 1∕3% of the shares owned on the date of adoption of the Stock Retention Plan. Notwithstanding the terms of the Stock Retention Plan, the Board may determine to waive the requirement that shares be retained under certain circumstances.
Tax and Accounting Implications
The Lorber Agreement has contained an excise tax gross-up provision since 2006 with respect to Section 280G of the Code, the time that Company first entered into that agreement. The Compensation Committee’s current policy is that executives should be responsible for the taxes payable by them with respect to their compensation. However, the Lorber Agreement has contained an excise tax gross-up provision since 2006, the time the Company first entered into that agreement, and accordingly, the Compensation Committee deemed it appropriate to continue such provision when it approved the amendment to Mr. Lorber’s employment contract. In addition, in unusual circumstances where the Compensation Committee believes that accommodations have to be made to recruit or retain an executive to become or remain employed by the Company, as the case may be, reimbursement for taxes payable may be included in contracts; but even in those circumstances, the “gross ups” will be limited to payments triggered by both a change in control and termination of employment and will be subject to a three-year sunset provision.
Compensation Committee Report
Nathan’s’ Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the non-employee directors named at the end of this report, each of whom is independent as defined by the NASDAQ Listing Rule 5605(a)(2). The Compensation Committee has reviewed and discussed with management the disclosure contained in the Compensation Discussion and Analysis set forth herein. Based upon this review and our discussions, the Nathan’s Compensation Committee recommended to its Board of Directors that the Compensation Discussion and Analysis section be included in this proxy statement and incorporated by reference into the Nathan’s Annual Report on Form 10-K.
Compensation Committee of
the Board of Directors
Robert J. Eide, Chairman
Brian S. Genson
Barry Leistner
SEC filings sometimes “incorporate information by reference.” This means the Company is referring you to information that has previously been filed with the SEC, and that this information should be considered as part of the filing you are reading. However, unless the Company specifically states otherwise in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, this Compensation Committee Report shall not constitute soliciting material, shall not be deemed to be incorporated by reference or otherwise be considered filed under the Securities Act or the Securities Exchange Act, irrespective of any general incorporation language in any such filing.
Compensation Committee Interlocks and Insider Participation
During the fiscal year ended March 27, 2022, Messrs. Eide, Genson and Leistner served on the Compensation Committee. No member of the Compensation Committee is or has been a former or current officer or employee of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions.
Compensation of NEOs
The Summary Compensation Table should be read in connection with the tables and narrative descriptions that follow. The Outstanding Equity Awards at Fiscal 2022 Year-End table and information under the heading “Option Exercises and Stock Vested in Fiscal 2022” provide further information on the NEOs’ potential realizable value and actual value realized with respect to their equity awards.

The discussion of the potential payments due upon a termination of employment or change in control, below, is intended to further explain the potential future payments that are, or may become, payable to our NEOs.
Other than the 401(k) Savings Plan, the Company has not established a plan that provides for payments or other benefits at, following or in connection with the retirement of any employees.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year(1)	Salary(1) ($)	Bonus ($)	Stock Award ($)	Option Award ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)
Eric Gatoff Chief Executive Officer	2022	$500,000	—	—	—	$925,000	—	$48,299	$1,473,299
	2021	$396,154	—	—	—	$825,000	—	$51,073	$1,272,227
	2020	$500,000	—	—	—	$515,000	—	$57,673	$1,072,673
Robert Steinberg Vice President – Finance, Chief Financial Officer, Treasurer and Secretary	2022	$200,000	—	—	—	$98,110	—	$33,982	$332,092
	2021	$167,777	—	—	—	$76,000	—	$29,923	$273,700
Howard M. Lorber Executive Chairman of the Board	2022	$1,000,000	—	—	—	—	—	$15,930	$1,015,930
	2021	$794,231	—	—	—	—	—	$15,930	$810,161
	2020	$1,000,000	—	—	—	—	—	$15,930	$1,015,930

(1)
Our fiscal year ends on the last Sunday in March, which results in a 52 or 53 week year. The fiscal years ended March 27, 2022, March 28, 2021 and March 29, 2020 were each on the basis of a 52-week period. Salaries reflect the number of weeks in the reporting period. Due to the impact of the COVID-19 pandemic on the operations of the Company, effective April 20, 2020, the Company temporarily reduced base salaries of employees earning (i) greater than $300,000 annually, including Mr. Lorber and Mr. Gatoff, by 30% and (ii) between $150,000 to $300,000 annually, including Mr. Steinberg, by 20%, provided in the case of subsection (ii) above no employee’s base salary would be less than $135,000 annually after giving effect of the salary reduction. The temporary reduction of base salaries ended on January 25, 2021.

(2)
Mr. Gatoff’s fiscal 2020 performance-based cash award was based on the 81% achievement of the criteria which included quantitative goals based upon predetermined financial targets which were approved by the Company’s stockholders at the Company’s 2016 Annual Meeting of Stockholders and previously included in the Company’s prior Fiscal 2019 Management Incentive Plan, subject to a 20% reduction due to the impact of the COVID-19 pandemic on the operations of the Company. Mr. Gatoff’s and Mr. Steinberg’s fiscal 2021 performance-based cash awards were based on 109.15% achievement of modified controllable operating income criteria set for fiscal 2021. Mr. Gatoff’s and Mr. Steinberg’s fiscal 2022 performance-based cash awards were based on 107.2% achievement of target operating EBITDA set for fiscal 2022.

(3)
The amounts set forth in this column represent the dollar amount of compensation paid or accrued by each of our NEOs which is not reported in any of the columns of this Summary Compensation Table to the left of this column. Please see the All Other Compensation Table below for a more detailed explanation of the compensation earned by each NEO which comprises the aggregate amounts disclosed in this column.

The Company did not grant any stock options or restricted stock to NEOs during fiscal year 2022. Accordingly this proxy statement does not include the Grants of Plan-Based Awards table.
All Other Compensation Table
Name	Company Matched 401(k) Contributions ($)(1)	Insurance Premiums ($)(2)	Mobile Telephone Payments ($)	Auto Allowance/Expense Reimbursement ($)	Total All Other Compensation ($)
Eric Gatoff	$2,233	$26,609	$1,875	$17,582	$48,299
Robert Steinberg	$1,589	$19,677	$676	$12,040	$33,982
Howard M. Lorber	$0	$930	$0	$15,000	$15,930

(1)
The amounts set forth in this column represent the dollar amount of Company contributions to each NEO under our 401(k) Plan in fiscal year 2022. Additional information regarding our 401(k) Plan is set forth in the “Compensation Discussion and Analysis” section of this proxy statement.

(2)
The amounts in this column represent Company contributions for premiums for group life, medical, dental, and long-term disability insurance for each of the NEOs during fiscal year 2022. Also includes health care deductibles paid on behalf of NEOs.

OUTSTANDING EQUITY AWARDS AT FISCAL 2022 YEAR-END
Name	Option Awards				Stock Award
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares of Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That have not Vested ($)
Eric Gatoff Chief Executive Officer	0	$—	$—	$—	$—	$—	$—	$—
Robert Steinberg Vice President – Finance, Chief Financial Officer, Treasurer and Secretary	0	$—	$—	$—	$—	$—	$—	$—
Howard M. Lorber Executive Chairman of the Board	0	$—	$—	$—	$—	$—	$—	$—
2019 Stock Incentive Plan
The 2019 Stock Incentive Plan provides for the grant of stock options, stock appreciation rights and other stock-based awards, restricted stock, and restricted stock units to executive officers, other employees of and consultants to the Company, its affiliates and subsidiaries, and non-employee directors of the Company. The Compensation Committee administers the 2019 Stock Incentive Plan and will determine whether to make any such grant and, if it so determines, the nature of the award and the number of shares applicable to such award.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2022
	Options Awarded		Stock Awarded
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Eric Gatoff Chief Executive Officer	—	—	—	—
Robert Steinberg Vice President – Finance, Chief Financial Officer, Treasurer and Secretary	—	—	—	—
Howard M. Lorber Executive Chairman of the Board	—	—	—	—
Nonqualified Deferred Compensation
Neither the Company nor any NEO made any contribution, distribution or withdrawal as relates to the deferral of compensation on a basis that is not tax-qualified.
Potential Payments Upon Termination or Change-in-Control
Severance Provisions of Employment Agreements and Estimation of Benefits — The employment agreements with each of Messrs. Gatoff and Lorber provide that on the termination of his agreement, the NEO is entitled to certain payments as follows:
Eric Gatoff
•
Termination by the Company without Cause (as defined in the agreement): salary for the remainder of the contract term

•
Termination by the Company for Cause (as defined in the agreement): salary, reimbursable expenses and benefits through the date of termination

•
Death: salary and bonus for balance of contract term with the bonus being equal to the amount of bonus paid or payable for the preceding fiscal year, plus reimbursable expenses and benefits through the end of the term

•
Disability: lump sum equal to his then base salary and bonus with the bonus being equal to the amount of bonus paid or payable for the preceding fiscal year

•
Change-in-control: if agreement is terminated within one year (by the Company without cause or by the executive for any reason), entitled to lump sum cash payment equal to annual salary plus bonus (paid or payable for the most recently-completed fiscal year)

Howard M. Lorber
•
In the event of any termination other than for Cause (as defined in the agreement), Mr. Lorber is entitled to receive, in addition to the other benefits specified below: salary through the date of termination, unused vacation from prior years, annual bonus for the current fiscal year prorated through the date of termination, any bonus previously awarded but not yet paid, any deferred compensation and other benefits that have vested through the date of termination

•
Termination by the Company without Cause or by Mr. Lorber for Good Reason (as defined in the agreement): salary and bonus for the remainder of the contract term, which bonus shall be equal to the average of the annual bonuses awarded to him during the three fiscal years preceding the fiscal year of termination, continued participation in benefit plans and perquisites until the end of the term

•
Termination by the Company for Cause: salary through the date of termination, unused vacation and any bonus previously awarded but not yet paid

•
Death or disability: annual salary and annual bonuses for a three-year period, which bonus shall be equal to the average of the annual bonuses awarded to him during the three fiscal years preceding the fiscal year of termination

•
Due to expiration of the agreement or, if earlier, upon termination (i) by mutual agreement, (ii) by Retirement (as defined in the agreement), or (iii) due to a Change in Control, Mr. Lorber becomes a consultant to the Company for a three-year term, during which he will receive compensation of $200,000 per year

•
Change-in-control: if agreement is terminated within one year (by the Company without Cause or by the executive for any reason other than Cause, retirement, death or disability), entitled to lump sum cash payment equal to the greater of (A) his annual salary and annual bonuses for the remainder of the employment term (including a prorated bonus for any partial fiscal year), which bonus shall be equal to the average of the annual bonuses awarded to him during the three fiscal years preceding the fiscal year of termination, or (B) 2.99 times his annual salary and annual bonus for the fiscal year immediately preceding the fiscal year of termination, as well as a lump sum cash payment equal to the difference between the exercise price of any exercisable options having an exercise price of less than the then current market price of our common stock and such then current market price, continued participation in benefit plans and perquisites until the end of the term and a tax gross-up payment to cover any excise tax due

Estimation of Benefits
The following tables were prepared as though each NEO’s employment was terminated on March 27, 2022 using the closing price of the Company’s common stock as of Friday, March 25, 2022 ($54.98) and the respective NEO’s salary then in effect. The amounts under the columns which reflect a Change in Control assume that a change in control occurred on March 27, 2022. However, the executives’ employment was not terminated on March 27, 2022 and a change in control did not occur on that date. There can be no assurance that a termination of employment, a change in control or both would produce the same or similar results as those described if either or both of them occur on any other date or at any other price, or if any assumption is not correct in fact.
Stock options that become vested due to a change in control are valued based on their “spread” (i.e., the difference between the stock’s fair market value and the exercise price). The value of restricted stock is based on the market price of the Company’s common stock as of Friday, March 25, 2022.
Eric Gatoff
	Termination by Company without Cause or by Named Executive Officer with Good Reason	Death	Termination by Company of Named Executive Officer due to Disability	Termination by Company for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Company without Cause or by Named Executive Officer with Good Reason upon a Change in Control
Cash Severance(1)	$401,923	$1,326,923	$1,326,923	$26,923	$1,451,923
Value of Accelerated Unvested Equity	—	—	—	—	—
Benefits Continuation	—	—	—	—	—

(1)
Includes accrued $26,923 vacation pay as of March 27, 2022.

Robert Steinberg
	Termination by Company without Cause or by Named Executive Officer with Good Reason	Death	Termination by Company of Named Executive Officer due to Disability	Termination by Company for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Company without Cause or by Named Executive Officer with Good Reason upon a Change in Control
Cash Severance(1)	$22,408	$22,408	$22,408	$22,408	$22,408
Value of Accelerated Unvested Equity	—	—	—	—	—

(1)
Represents accrued $22,408 vacation pay as of March 27, 2022.

Howard Lorber
	Termination by Company without Cause or by Named Executive Officer with Good Reason	Death	Termination by Company of Named Executive Officer due to Disability	Termination by Company for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Company without Cause or by Named Executive Officer with Good Reason upon a Change in Control
Cash Severance	$1,350,000	$3,000,000	$3,000,000	$—	$2,990,000
Value of Accelerated Unvested Equity	—	—	—	—	—
Benefits Continuation	$11,948	$47,790	$47,790	—	$59,738
Excise Tax and Gross-Up	—	—	—	—	$1,550,731
Risk Considerations in our Compensation Programs
We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. As discussed above in the Compensation Discussion and Analysis, our Compensation Committee reviewed our policies and practices for executive officers. The Compensation Discussion and Analysis further identifies the features of our executive compensation program that are designed to mitigate the potential for inappropriate or excessive risk-taking by executive officers. Management also provided an assessment to the Compensation Committee regarding our compensation policies and practices for employees other than our executive officers and noted several features of our compensation program for employees that reduce the likelihood of excessive risk-taking: pay is structured to include both fixed (salary) and variable compensation (bonus and equity), with a primary emphasis on fixed compensation; any increases to base salary are typically related to cost-of-living adjustments; only a small number of employees receive bonuses and, with the exception of the Named Executive Officers (excluding the Executive Chairman), such bonuses are generally not a significant component of an employee’s total compensation; long-term incentives have been granted as equity that vests over multiple years; and the existence of our corporate-wide ethics and compliance program.

Equity Plan Information
The following table sets forth information regarding our equity compensation plans as of March 27, 2022.
Plan Category	Number of securities to be issued upon exercise of outstanding options and warrants (a)	Weighted-average exercise price of outstanding options and warrants (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a) (c)
Equity compensation plans approved by security holders	20,000	$79.20	198,584
Equity compensation plans not approved by security holders	—	—	—
Total	20,000	$79.20	198,584
Non-Employee Director Compensation
Directors who are not our employees receive an annual fee of $20,000 and a fee of $1,000 for each Board of Directors or Audit or Compensation Committee meeting attended (excluding Nominating or Independent Committee meetings). In addition, members of committees of the Board of Directors also receive an annual fee of $2,000 for serving on either the Audit Committee or Compensation Committee.
2022 DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards (%)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert J. Eide	$37,000						$37,000
Brian S. Genson	$37,000						$37,000
Barry Leistner	$35,000						$35,000
Andrew Levine	$27,000						$27,000
Wayne Norbitz	$27,000						$27,000
A.F. Petrocelli	$27,000						$27,000
Charles Raich	$28,000						$28,000
The table below shows the aggregate number of outstanding stock options, both vested and unvested, for each of the non-employee directors as of March 27, 2022.
Name	Outstanding Stock Options
Robert J. Eide	0
Brian S. Genson	0
Barry Leistner	0
Andrew Levine	10,000
Wayne Norbitz	0
A.F. Petrocelli	0
Charles Raich	0

ANNUAL REPORT
A copy of our Annual Report of Stockholders for the fiscal year ended March 27, 2022, has been provided to all stockholders as of July 19, 2022. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.
We will provide without charge to any stockholder, as of the record date, copies of our Annual Report on Form 10-K, upon written request delivered to Robert Steinberg, Secretary, at the Company’s offices at One Jericho Plaza, Second Floor — Wing A, Jericho, New York 11753.
By Order of the Board of Directors
Robert Steinberg
Secretary
July 22, 2022
Jericho, New York

ANNUAL MEETING OF STOCKHOLDERS OF NATHAN’S FAMOUS, INC. September 13, 2022 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, Proxy Statement and Proxy Card are available at http://phx.corporate-ir.net/phoenix.zhtml?c=113414&p=proxy Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20930000000000000000 3 091322 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED BELOW IN PROPOSAL 1 AND “FOR” PROPOSAL 2. x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK AND VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of the following nominees, as set forth in the proxy statement: 2. Ratification of the appointment of Marcum LLP as the independent FOR AGAINST ABSTAIN NOMINEES:
registered public accounting firm of Nathan’s Famous, Inc. for fiscal 2023. FOR ALL NOMINEES O Robert J. Eide Upon such other business as may properly come before the meeting. O Eric Gatoff WITHHOLD AUTHORITY O Brian S. Genson FOR ALL NOMINEES O Barry Leistner FOR ALL EXCEPT O Andrew Levine PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. O Howard M. Lorber (See instructions below) O Wayne Norbitz The Annual Meeting of Stockholders will be held on Tuesday, September 13, 2022 at 10:00 O A.F. Petrocelli a.m. (ET) at Nathan’s Famous, Inc., One Jericho Plaza, Second Floor — Wing A, Jericho, O Charles Raich New York 11753. The items of business are more fully described in the Proxy Statement. Only stockholders of record on July 19, 2022 may vote at the Annual Meeting or any adjournment thereof. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” direction is made, this proxy will be voted “FOR” proposals 1 AND 2. If any other matters properly come before the Annual Meeting, the persons named in this proxy will and fill in the circle next to each nominee you wish to withhold, as shown here: vote in their discretion. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. — — — — — — — 0

NATHAN’S FAMOUS, INC. 2022 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Howard M. Lorber and Eric Gatoff, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all of the stock of the undersigned in Nathan’s Famous, Inc., a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held on September 13, 2022 at Nathan’s Famous, Inc., One Jericho Plaza, Second Floor — Wing A, Jericho, New York 11753, at 10:00 a.m. (ET) and any adjournments thereof. Only stockholders of record on July 19, 2022 may vote at the Annual Meeting or any adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR ELECTION AS DIRECTORS IN PROPOSAL 1, FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PERSONS DESIGNATED ABOVE, WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. This Proxy will be valid until the completion of the Annual Meeting. IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY! 1.1 (Continued and to be signed on the reverse side) 14475